Exhibit 99.1

FOR IMMEDIATE RELEASE

DEL GLOBAL TECHNOLOGIES NAMES M. THOMAS BOON

VICE PRESIDENT OF GLOBAL SALES AND MARKETING, DEL MEDICAL SYSTEMS GROUP

FRANKLIN PARK, IL – March 22, 2006 -- Del Global Technologies Corp. (DGTC) (“Del Global” or “the Company”) today announced that it has appointed imaging industry veteran M. Thomas Boon to the newly-created position of Vice President of Global Sales and Marketing at Del Medical Systems Group. (DMSG). Mr. Boon will be responsible for integrating and optimizing the sales and marketing organization of the Company’s Del Medical Imaging subsidiary in Franklin Park, Illinois and its wholly-owned Villa Sistemi Medicali (“Villa”) subsidiary in Milan, Italy.

Del Medical Imaging is the largest provider of imaging systems to independent distributors in North America. Villa serves many international markets, and is Italy’s largest manufacturer of medical and dental X-ray imaging devices. Mr. Boon will be based in Franklin Park, Illinois and report directly to Walter F. Schneider, Del Global’s President and CEO.

Mr. Boon comes to DMSG from Bekaert Progressive Composites where he was General Manager for their global business with responsibility for operations in the U.S. and Spain. Prior to that Boon was with AGFA Healthcare, a leading manufacturer of traditional and electronic imaging and information systems for the medical community, where for eight years he held leadership roles in marketing, sales and services. Most recently he served as General Manager for Western Zone Sales. In that role, he managed a sales team covering 28 states, developing new business and building new market segment coverage. From 2001 to 2004, as Vice President of U.S. Sales, he restructured the sales organization and built high-performing product sales and service teams, while maintaining organizational efficiency, reducing inventory and controlling costs. In addition Boon was with Eastman Kodak Company for 22 years, during which time he obtained extensive experience in both domestic and international diagnostic imaging markets.

Walter Schneider, CEO of Del Global Technologies, stated, “We are excited to welcome Tom to lead the DMSG sales and marketing team. We believe that his imaging industry experience, including direct sales and channel marketing, in addition to his success at building teams and market coverage will be of great benefit as Del builds and deploys an integrated international sales organization.”

About Del Global Technologies

Hospitals, doctors, and clinicians around the world "Depend on Del" for high-performance diagnostic imaging systems, both digital and film screen, radiographic/fluoroscopic units, stationary and portable x-ray systems and orthopedic configurations. Del Medical Systems Group products are considered the cost effective alternative in imaging with no compromise in image quality. Military, aerospace, medical, industrial, and OEM customers recognize and trust Del subsidiary RFI Corporation, a leader in design and production of EMI noise suppression, high voltage components and sub assemblies for the electrical industry. As a measure of that trust, many Fortune 500 companies and major U.S. government procurement agencies depend on RFI as a sole source provider for custom design components and sub assemblies.

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. Del Global cautions that these statements are not guarantees of future performance. These statements involve a number of risks and uncertainties that are difficult to predict, including, but not limited to: the ability of Del Global to implement its business plan; retention of management; changing industry and competitive conditions; obtaining anticipated operating efficiencies; securing necessary capital facilities; favorable determinations in various legal matters; market and operating risks from foreign currency exchange exposures; and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.